Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Shareholder Services – Statements and Reports,” “General Information - Independent Registered Public Accounting Firm,” and “Financial Statements and Report of Independent Registered Public Accounting Firm” in the Statement of Additional Information, each dated January 21, 2024, and each included in this Post-Effective Amendment No. 18 on the Registration Statement (Form N-1A, File No. 333-264818) of AB Active ETFs, Inc. (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated December 22, 2023 and November 22, 2023, with respect to the financial statements and financial highlights of AB Short Duration Income Portfolio and AB Short Duration High Yield Portfolio (formerly AB Limited Duration High Income Portfolio) (two of the portfolios constituting AB Bond Fund, Inc.), each included in the Annual Reports to Shareholders (Form N-CSR) for the year ended October 31, 2023 and September 30, 2023, respectively, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York

January 19, 2024